University General Health System to Present at Sidoti & Company Annual New York Micro-Cap Conference on Monday, January 7, 2013

HOUSTON, TX -- (Marketwire - January 02, 2013) - University General Health System, Inc. (OTCQB: UGHS), a diversified, integrated multi-specialty health care delivery system, today announced that it will be presenting at the Sidoti & Company Annual New York Micro-Cap Conference. The conference will be held on Monday, January 7, 2013, at the Grand Hyatt New York Hotel in New York City.

The presentation by Hassan Chahadeh, M.D., Chairman and Chief Executive Officer, and Donald Sapaugh, President, is scheduled for 10:40 a.m. EST. University General Health System management will be available for one-on-one meetings with investors during the day at the conference. Investors interested in arranging one-on-one meetings should contact their Sidoti representative.

About University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today's health care delivery environment. The Company currently operates two hospitals located in Houston, Texas and Dallas, Texas. Ancillary hospital outpatient departments (HOPDs) include two ambulatory surgical centers, a number of diagnostic imaging and physical therapy clinics, two sleep clinics, and a hyperbaric wound care center in the Houston area. Also, University General owns three senior living facilities, manages six senior living facilities, and owns a Support Services company that provides revenue cycle and luxury facilities management services.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTCQB under the symbol "UGHS".

For additional information, please contact:

Donald Sapaugh
President
University General Health System, Inc.
(713) 375-7557
dsapaugh@ughs.net

R. Jerry Falkner, CFA
RJ Falkner & Company, Inc.
(800) 377-9893
info@rjfalkner.com

Craig Allison
Investor Relations
(914) 630-7429
callison@ughs.net